UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

March 24, 2004
Date of Report
(Date of earliest event reported)

Commission File Number: 0-13351

NOVELL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0393339 (I.R.S. Employer Identification No.)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 23, 2004, Novell, Inc. signed a definitive agreement with IBM in connection with IBM’s previously announced $50 million investment in Novell. The investment entails the purchase by IBM of Novell Series B convertible preferred shares that are convertible into 8 million shares of Novell common stock at a price of $6.25 per share. The Series B convertible preferred shares are entitled to a dividend of 2% per annum, payable quarterly in cash. The press release that Novell issued regarding the execution of this agreement, as subsequently corrected on the same day, is filed as Exhibit 99.1 hereto.

On March 23, 2004, Novell also signed an agreement with IBM enabling IBM to ship SUSE® LINUX Enterprise Server, which customers license from Novell, with IBM’s servers. The parties have extended IBM’s existing agreement with SUSE LINUX, and Novell will continue to develop and support SUSE LINUX on all IBM server platforms. The press release that Novell issued regarding the execution of this agreement is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) See Exhibit Index attached to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2004	Novell,Inc. (Registrant) By /s/ Jay G. Reilly Assistant Corporate Secretary

EXHIBIT INDEX

The following exhibits are filed as part of this current report on Form 8-K:

Exhibit Number Exhibit 99.1	Description Press release of Novell, Inc. dated March 23, 2004.
Exhibit 99.2	Press release of Novell, Inc. dated March 23, 2004.